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                                                                     Exhibit 5.1

                          [Latham & Watkins Letterhead]

                                  July 26, 2000


Genencor International, Inc.
925 Page Mill Road
Palo Alto, California  94304

        Re:     Shares of Genencor International, Inc. Common
                Stock, Par Value $0.01 per share (File No. 333-36452)
                -----------------------------------------------------

Ladies and Gentlemen:

        In connection with the registration of shares of common stock, par value $0.01 per share, of Genencor International, Inc., a Delaware corporation (the "Company"), with a maximum aggregate offering price of up to $150,000,000 (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on May 5, 2000 (File No. 333-36452), as amended by Amendment No. 1 filed with the Commission on June 26, 2000, by Amendment No. 2 filed with the Commission on June 30, 2000 and by Amendment No. 3 filed with the Commission on July 21, 2000, as it may be further amended (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have relied upon certificates of officers of the Company and of public officials with respect to certain factual matters.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                   Very truly yours,

                                                   /s/ Latham & Watkins